FOR IMMEDIATE RELEASE

***Please note updated call-in information

American Casino & Entertainment Properties, LLC Announces Third Quarter Earnings Conference Call Information

LAS VEGAS, NV – November 10, 2009 – American Casino & Entertainment Properties, LLC

American Casino & Entertainment Properties, LLC today announced that it will hold its 2009 third quarter earnings conference call Friday, November 13, 2009, at 11:30 a.m. (Eastern Time). To attend dial 1 800-289-0508 (domestic toll-free) or 913-312-0855 (domestic toll). The pass code is 4464174.

A recording of the call will be available on American Casino & Entertainment Properties, LLC’s website Investor Relations page, www.acepllc.com.

About American Casino & Entertainment Properties, LLC

American Casino & Entertainment Properties, LLC (“ACEP”) is a casino holding company headquartered in the Stratosphere in Las Vegas, Nevada.  ACEP operates four gaming and entertainment properties in Clark County, Nevada, the Stratosphere Casino Hotel & Tower, which is located on the Las Vegas Strip, two off-Strip casinos, Arizona Charlie’s Decatur and Arizona Charlie’s Boulder, and the Aquarius Casino Resort in Laughlin, Nevada. The Stratosphere is one of the most recognizable landmarks in Las Vegas, the two Arizona Charlie’s properties are well-known casinos in their respective marketplaces and the Aquarius has the largest number of hotel  rooms in Laughlin. ACEP’s properties currently offer gaming, hotel, dining, entertainment, retail and other amenities.

For more information regarding American Casino & Entertainment Properties, LLC, please visit our web site at www.acepllc.com.

CONTACT	American Casino & Entertainment Properties, LLC
Phyllis A. Gilland
702-380-7777
investorrelations@acepllc.com